Draft 11/12/2007

                          SECURITIES PURCHASE AGREEMENT



     THIS SECURITIES PURCHASE AGREEMENT (this "AGREEMENT") is made on November __, 2007 between Kings Road Investments Ltd. ("SELLER") and Castlerigg Master Investments Ltd. ("BUYER").

     WHEREAS, pursuant to the Securities Purchase Agreement (the " SECURITIES PURCHASE AGREEMENT"), dated as of July 24, 2006, by and among Earth Biofuels, Inc., a Delaware corporation, with its corporate headquarters located at 3001 Knox Street, Suite 403, Dallas, Texas 75205 (the "BORROWER") and the investors listed on the Schedule of Buyers attached thereto (individually, a "BUYER" and collectively, the "BUYERS"), Seller (as a Buyer) purchased, and the Borrower sold, upon the terms and conditions stated in the Securities Purchase Agreement,
(i) a senior convertible note in aggregate principal amount of Ten Million Dollars ($10,000,000) (the "NOTE"), in substantially the form attached to the Securities Purchase Agreement as EXHIBIT A, (ii) a warrant, in substantially the form attached to the Securities Purchase Agreement as EXHIBIT B-1 (the "SERIES A WARRANT"), to acquire up to 1,724,138 shares of Common Stock (the "SERIES A WARRANT SHARES") and (iii) a warrant, in substantially the form attached to the Securities Purchase Agreement as EXHIBIT B-2 (the "SERIES B WARRANT," and together with the Original Series A Warrant, the "WARRANTS") to acquire up to 1,724,138 shares of Common Stock (the "SERIES B WARRANT SHARES," and together with the Series A Warrant Shares, the "WARRANT SHARES").

     WHEREAS, Borrower agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement (as defined below)), under the Securities Act of 1933, as amended (the "1933 ACT") and the rules and regulations promulgated thereunder, and applicable state securities laws pursuant to the Registration Rights Agreement, dated as of July 24, 2006, by and among the Borrower and Buyers (the "REGISTRATION RIGHTS AGREEMENT").

     WHEREAS, on or about August 30, 2006, Seller delivered an Event of Default Redemption Notice to Borrower identifying various Events of Default under its Note and demanding that Borrower redeem its interest in its Note at the Event of Default Redemption Price. In connection therewith, Seller delivered the Note to Borrower and, to the best of Seller's knowledge without duty of inquiry, Borrower remains in possession of the Note.

     WHEREAS, after Borrower failed to respond or to remit the Event of Default Redemption Price, on September 29, 2006, Seller filed a civil action in the United States District Court for the Southern District of New York in the matter entitled Kings Road Investments, Ltd. v. Earth Biofuels, Inc.<184> Case No. 06 CV 7840 (the "Civil Action") alleging claims for breach of contract and defaults on its Note.

     WHEREAS, effective December 1, 2006, Seller and Borrower entered into an "INTERIM RESOLUTION AGREEMENT" pursuant to which Seller agreed to dismiss the Civil Action without prejudice in return for which: Borrower (a) acknowledged it was indebted to Seller in the amount of $15,956,731.00; (b) agreed to pay this amount no later than March 31, 2007; and (c) executed a "CONFESSION OF JUDGMENT" in favor of Seller in this amount and agreed that the Confession of Judgment could be filed and executed upon if the full amount due was not paid by March 31, 2007.

     WHEREAS, full payment of the amount required under the Interim Resolution Agreement was not made to Seller by March 31, 2007 and, therefore, on April 13, 2007 Seller filed the Confession of Judgment and obtained a judgment in its favor against the Borrower in the amount of $15,401,175.44 as entered by the Supreme Court of the State of New York, County of New York, in the matter entitled KINGS ROAD INVESTMENTS, LTD. V. EARTH BIOFUELS, Inc., Index No. 105045 (the "JUDGMENT").

     WHEREAS, Seller thereafter filed the Judgment and registered judgment liens against the assets of Borrower in various jurisdictions (collectively the "JUDGMENT LIENS"), with the last of the Judgment Liens having been filed in Dallas County, Texas on May 7, 2007.

     WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller the Note, the Warrants, the Confession of Judgment, the Judgment and the Judgment Liens on the basis of the representations, warranties and agreements contained in this Agreement, and upon the terms but subject to the conditions set forth herein.

     WHEREAS, Seller desires to assign to Buyer and Buyer desires to assume from Seller, its rights as a holder of the Note and the Warrants under (a) the Securities Purchase Agreement and (b) the Registration Rights Agreement.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     SECTION 1 . PURCHASE OF NOTE AND WARRANTS

     (a) PURCHASE AND SALE. Subject to the covenants set forth in Section 6(a) and (b) below, Seller hereby agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Note, the Warrants, the Confession of Judgment, the Judgment and the Judgment Liens. The aggregate purchase price for the Note, the Warrants, the Confession of Judgment, the Judgment and the Judgment Liens shall be the greater of (i) $2,500,000 and (ii) the amount paid by Buyer or any of its affiliates on, before or within one hundred and eighty (180) days after the Closing Date to holders of similar Notes to acquire such Notes, expressed as a percentage of the principal amount of such Notes, multiplied by the principal amount of Seller's Note (the "PURCHASE PRICE"). If by application of the immediately preceding clause (a)(ii), Buyer is required to pay to Seller an amount greater than the amount actually paid by Buyer on the Closing Date to Seller for the Note, the Warrants, the Confession of Judgment, the Judgment and the Judgment Liens, then Buyer shall promptly pay such greater amount to Seller.


     (b) CLOSING. Closing of this Agreement shall be conducted no later than the second business day after satisfaction of the conditions to the closing set forth in Section 2 (the "CLOSING

DATE") at 10:00 a.m., New York City time, (or such other time as the parties may agree) at the office of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

     (c) FORM OF PAYMENT. On the Closing Date, Buyer shall pay the Purchase Price to Seller for the Note, the Warrants, the Confession of Judgment, the Judgment and the Judgment Liens by wire transfer of immediately available funds in accordance with Seller's written wire instructions.

     SECTION 2 . CLOSING CONDITIONS.

     (a) BUYER CLOSING CONDITIONS. The obligation of Buyer to pay for the Note, the Warrants, the Confession of Judgment, the Judgment and the Judgment Liens as provided herein on the Closing Date is subject to the following conditions (the "BUYER CLOSING CONDITIONS"), PROVIDED that these conditions are for Buyer's sole benefit and may be waived by Buyer at any time in its sole discretion by providing Seller with prior written consent thereof.

          (i) On the Closing Date, Buyer shall have received from Borrower the original Note and Seller shall have delivered to Buyer certificates representing the Warrants (in such denominations and registered in such names as Buyer shall request).

          (ii) The representations and warranties of Seller shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and Seller shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Seller at or prior to the Closing Date.

          (iii) Buyer shall have received this Agreement and the Notice and Acknowledgment and Joinder Agreement attached hereto as EXHIBIT A (the "NOTICE AND ACKNOWLEDGMENT OF TRANSFER ") duly executed by all parties thereto.

          (iv) Buyer shall have received the Interim Restructuring Agreement duly executed by the Borrower in favor of each of the holders of the Notes, substantially in the form attached hereto as EXHIBIT B.

          (v) Buyer shall have received from Seller an Assignment of Judgment duly executed by Seller substantially in the form attached hereto as EXHIBIT C and completed UCC-1 assignment forms duly executed by Seller for each jurisdiction in which the Judgment Liens have been filed.

          (vi) An order of the United States Bankruptcy Court for the District of Delaware shall have been entered on the docket and shall have become final and non-appealable dismissing the case under the Bankruptcy Code pending before the

     Bankruptcy Court in which Borrower is a debtor, In re Earth Biofuels, Inc., No. 07-10928 (CSS).

     (b) SELLER CLOSING CONDITIONS. The obligation of Seller to sell the Note, the Warrants, the Confession of Judgment, the Judgment and the Judgment Liens as provided herein on the Closing Date is subject to the following conditions (the "SELLER CLOSING CONDITIONS"), PROVIDED that these conditions are for Seller's sole benefit and may be waived by Seller at any time in its sole discretion by providing Buyer with prior written consent thereof.

          (i) The representations and warranties of Buyer shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Buyer at or prior to the Closing Date.

          (ii) Seller shall have received this Agreement and the Notice and Acknowledgment and Joinder Agreement attached hereto as EXHIBIT A (the "NOTICE AND ACKNOWLEDGMENT OF TRANSFER ") duly executed by all parties thereto.

          (iii) Buyer shall have delivered to Seller the Purchase Price for the Note and the related Warrants being purchased by Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by Seller.

     (c) TERMINATION. In the event that any of the Buyer Closing Conditions or the Seller Closing Conditions are not satisfied by December 21, 2007, either party to this Agreement may terminate this Agreement immediately upon notice to the other party, at which time each party's obligations under this Agreement and the Release shall terminate and be null, void and of no further force and effect. In the event of a termination, all original documents transmitted to any party or otherwise held in escrow shall be returned to the executing party.

     SECTION  3  .  SELLER   REPRESENTATIONS   AND  WARRANTIES.   Seller  hereby
represents, warrants and covenants to Buyer as follows as of the date hereof:

     (a) This Agreement has been duly authorized, executed and delivered by Seller and constitutes a valid and legally binding agreement of Seller enforceable against Seller in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, or (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     (b) All government and other consents that are required to have been obtained by Seller with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with.

     (c) Seller has good and valid title to the Note, the Warrants, the Confession of Judgment, the Judgment and the Judgment Liens free and clear of any lien, mortgage, security interest, pledge, charge or encumbrance of any kind ("LIENS"). Delivery of the Note and the Warrants to Buyer will pass to Buyer good and valid title to the Note and the Warrants, free and clear of any Liens.

     (d) The execution and delivery by Seller of this Agreement, the sale by Seller of the Note, the Warrants, the Confession of Judgment, the Judgment and the Judgment Liens and the performance by Seller of its obligations under this Agreement do not and will not violate or conflict with any law applicable to Seller, any order or judgment of any court or other agency of government applicable to Seller or any of Seller's assets or any material contractual restriction binding on or affecting Seller or any of Seller's assets.

     (e) Except for the Judgment and the Judgment Liens, there is no action, suit, proceeding, judgment, claim or investigation pending, or to the knowledge of Seller, threatened against Seller which could reasonably be expected in any manner to challenge or seek to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

     (f) No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other person is required for the valid authorization, execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated thereby.

     (g) Seller is acting solely for Seller's own account, and has made Seller's own independent decision to enter into this Agreement and as to whether this Agreement is appropriate or proper for Seller based upon Seller's own judgment and upon advice of such advisors as Seller deems necessary. Seller acknowledges and agrees that Seller is not relying, and has not relied, upon any communication (written or oral) of Buyer or any affiliate, employee or agent of Buyer with respect to the legal, accounting, tax or other implications of this Agreement and that Seller has conducted Seller's own analyses of the legal, accounting, tax and other implications hereof and thereof; it being understood that information and explanations related to the terms and conditions of this Agreement shall not be considered investment advice or a recommendation to enter into this Agreement. Seller acknowledges that neither Buyer nor any affiliate, employee or agent of Buyer is acting as a fiduciary for or an advisor to Seller in respect of this Agreement.

     (h) Seller has taken no action that would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

     (i) Seller is not selling the Note, the Warrants the Confession of Judgment, the Judgment or the Judgment Liens as a result of any advertisement, article, notice or other communication regarding the Note, the Warrants, the Confession of Judgment, the Judgment or the Judgment Liens published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

     (j) Seller is not an affiliate (as defined under Rule 405 promulgated under the 1933 Act) of the Borrower.

     (k) Seller acknowledges that (i) Buyer currently may have, and later may come into possession of, information with respect to Borrower that is not known to Seller and that may be material to a decision to sell the Note, the Warrants, the Confession of Judgment, the Judgment and the Judgment Liens for the Purchase Price ("SELLER EXCLUDED INFORMATION"), (ii) Seller has determined to sell the Note, the Warrants, the Confession of Judgment, the Judgment and the Judgment Liens notwithstanding its lack of knowledge of Seller Excluded Information, if any, and (iii) Buyer shall have no liability to Seller, and Seller waives and releases any claims that it might have against Buyer, whether under applicable securities laws or otherwise, with respect to the nondisclosure of Seller Excluded Information, if any, in connection with Seller's sale of the Note, the Warrants, the Confession of Judgment, the Judgment and the Judgment Liens for the Purchase Price in accordance herewith; provided, however, that Seller Excluded Information, if any, shall not and does not affect the truth or accuracy of the representations or warranties of Buyer in this Agreement and provided further, that all written material concerning the Borrower that was provided by Buyer to Seller from the date the offer to purchase Seller's Note and Warrants was made by Buyer to Seller through and including the Closing Date was delivered to Seller in the same form that Buyer received it from the Borrower.

     SECTION 4 . BUYER REPRESENTATIONS AND WARRANTIES. Buyer hereby represents and warrants to Seller as follows:

     (a) Buyer understands that, except as provided in the Registration Rights Agreement, the Note and the Warrants have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless subsequently registered thereunder or an exemption from such registration is available.

     (b) Buyer has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Buyer and shall constitute the legal, valid and binding obligation of Buyer enforceable against it in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, or (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     (c) The execution and delivery by Buyer of this Agreement, the purchase by Buyer of the Note, the Warrants, the Confession of Judgment, the Judgment and the Judgment Liens and the performance by Buyer of its obligations under this Agreement do not and will not violate or conflict with any law applicable to Buyer, any order or judgment of any court or other agency of government applicable to Buyer or any of Buyer's assets or any material contractual restriction binding on or affecting Buyer or any of Buyer's assets.

     (d) There is no action, suit, proceeding, judgment, claim or investigation pending, or to the knowledge of Buyer, threatened against Buyer which could reasonably be expected in any manner to challenge or seek to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

     (e) No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other person is required for the valid authorization, execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated thereby.

     (f) Buyer (i) is a sophisticated person with respect to the purchase of the Notes, the Warrants, the Confession of Judgment, the Judgment and the Judgment Liens; (ii) has adequate information concerning the business and financial condition of the Borrower to make an informed decision regarding the purchase of the Note, the Warrants, the Confession of Judgment, the Judgment and the Judgment Liens; and (iii) has independently and without reliance upon Seller, and based on such information as Buyer has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that Buyer has relied upon Seller's express representations, warranties and covenants in this Agreement. Buyer acknowledges that Seller has not given Buyer any investment advice, credit information or opinion on whether the purchase of the Note, the Warrants, the Confession of Judgment, the Judgment and the Judgment Liens is prudent.

     (g) Buyer is purchasing the Note, the Warrants, the Confession of Judgment, the Judgment and the Judgment Liens solely for its own account and not with a view to the distribution or resale thereof or its rights thereunder except pursuant to a registration statement declared effective under, or an exemption from the registration requirements of, the Securities Act.

     (h) Buyer is an "accredited investor" (as defined in Regulation D under the Securities Act) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the transaction contemplated herein, and it is able to bear the economic risk of such purchase.

     (i) Buyer understands that the Note and the Warrants are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws.

     (j) Buyer understands that the Note, the Series A Warrant and the Series B Warrant shall bear the legends set forth in Section 2(g) of the Securities Purchase Agreement and such legends shall not be removed except in accordance with Sections 2(g) of the Securities Purchase Agreement.

     (k) Buyer is not purchasing the Note, the Warrants, the Confession of Judgment, the Judgment and the Judgment Liens as a result of any advertisement, article, notice or other communication regarding the Note, the Warrants, the Confession of Judgment, the Judgment and the Judgment Liens published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

     (l) Buyer has taken no action that would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

     (m) Buyer has not, and to its knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Borrower.

     (n) Buyer acknowledges that (i) Seller currently may have, and later may come into possession of, information with respect to Borrower that is not known to Buyer and that may be material to a decision to purchase the Note, the Warrants, the Confession of Judgment, the Judgment and the Judgment Liens for the Purchase Price ("BUYER EXCLUDED INFORMATION"), (ii) Buyer has determined to purchase the Note, the Warrants, the Confession of Judgment, the Judgment and the Judgment Liens notwithstanding its lack of knowledge of Buyer Excluded Information, if any, and (iii) Seller shall have no liability to Buyer, and Buyer waives and releases any claims that it might have against Seller, whether under applicable securities laws or otherwise, with respect to the nondisclosure of Buyer Excluded Information, if any, in connection with Buyer's purchase of the Note, the Warrants, the Confession of Judgment, the Judgment and the Judgment Liens for the Purchase Price in accordance herewith; provided, however, that Buyer Excluded Information, if any, shall not and does not affect the truth or accuracy of the representations or warranties of Seller in this Agreement.

     SECTION 5 . PAYMENT OF EXPENSES. Each party hereto shall be liable for its own costs and expenses in connection with the transactions contemplated hereby.

     SECTION 6 . COVENANTS.

     (a) Seller, for good and valuable consideration, effective as of the Closing Date, hereby assigns, transfers, conveys and delivers to Buyer all of its right, title and interest in and to the Note, the Warrants, the Confession of Judgment, the Judgment and the Judgment Liens and with respect to such Note and the Warrants, to the Securities Purchase Agreement and the Registration Rights Agreement, except that Seller is retaining all rights to all claims, causes of action and suits against the Borrower and/or any third parties including, without limitation any such claims, causes of action and suits that may have arisen out of, or in connection with, the original issuance and sale of the Note and the Warrants by the Borrower to the Seller under the Securities Purchase Agreement and the Registration Rights Agreement, other than the Confession of Judgment, the Judgment and the Judgment Liens.

     (b) Buyer, for good and valuable consideration, effective as of the Closing Date, hereby agrees to be bound by the terms of the Securities Purchase Agreement and the Registration Rights Agreement with respect to the Note and the Warrants. In addition, Buyer shall execute and deliver to Seller and the
Borrower the Notice and Acknowledgment agreeing to be bound by all of the provisions contained therein. Buyer hereby acknowledges that it is not purchasing Seller's rights to any claims, causes of action or suits against the Borrower and/or any third parties including, without limitation, any such claims, causes of action and suits that may have arisen out of, or in connection with, the original issuance and sale of the Note and the

Warrants by the Borrower to the Seller under the Securities Purchase Agreement and the Registration Rights Agreement other than the Confession of Judgment, the Judgment and the Judgment Liens.

     SECTION 7 . NOTICES. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

     If to Buyer:

                  Castlerigg Master Investments Ltd.
                  c/o Sandell Asset Management
                  40 West 57th Street
                  26th Floor
                  New York, NY 10019
                  Telephone:  (212) 603-5700
                  Facsimile:  (212) 603-5710
                  Attention:  Cem Hacioglu
                              Matthew Pliskin

         with a copy to:

                  Schulte Roth & Zabel LLP
                  919 Third Avenue
                  New York, New York  10022
                  Telephone:  (212) 756-2000
                  Facsimile:  (212) 593-5955
                  Attention:  Eleazer N. Klein, Esq.

         If to Seller:

                  Kings Road Investments Ltd.
                  c/o Polygon Investment Partners LP
                  399 Park Avenue
                  22nd Floor
                  New York, NY 10022
                  Telephone:  (212) 359-7300
                  Facsimile:  (212) 359-7303
                  Attention:  Erik M.W. Caspersen
                              Brandon L. Jones

         With a copy to:

                  Latham & Watkins LLP
                  633 West Fifth Street
                  Suite 4000
                  Los Angeles, CA  90071-2007
                  Telephone:  (213) 891-8763
                  Facsimile:  (213) 485-1234
                  Attention:  Russell Sauer
                              russ.sauer@lw.com

Any party hereto may change the address for receipt of communications by giving written notice to the others.

     SECTION 8 . GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. EACH PARTY AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT SHALL BE BROUGHT IN A U.S. FEDERAL OR STATE COURT OF COMPETENT JURISDICTION SITTING IN THE COUNTY, CITY, AND STATE OF NEW YORK. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO THE JURISDICTION OF SUCH COURT AND HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY DEFENSE OF AN INCONVENIENT FORUM OR A LACK OF PERSONAL JURISDICTION TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING AND ANY RIGHT OF JURISDICTION OR VENUE ON ACCOUNT OF THE PLACE OF RESIDENCE OR DOMICILE OF ANY PARTY HERETO. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

     SECTION 9 . ENTIRE AGREEMENT; AMENDMENTS. This Agreement supersedes all other prior oral or written agreements among Buyer, Seller, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Seller nor Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

     SECTION 10 . SEVERABILITY. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

     SECTION 11 . NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     SECTION 12 FURTHER ASSURANCES. Each party shall use its reasonable best efforts to do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     SECTION 13 CONFIDENTIALITY. Each party agrees that, except as otherwise compelled by law, court order or by a competent regulator, it will not issue any reports, statements or releases, in each case relating to this Agreement or the transactions contemplated hereby, without the prior written consent of the other party hereto. Notwithstanding anything to the contrary set forth herein, any party and each representative of such party may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement, and all materials of any kind (including opinions or other tax analyses) related to such tax treatment and tax structure.

     SECTION 14 SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Note, the Warrants, the Confession of Judgment, the Judgment and the Judgment Liens.

             [The remainder of the page is intentionally left blank]

          IN WITNESS WHEREOF, Buyer and Seller have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.



                              KINGS ROAD INVESTMENTS LTD.





                              By:
                                  -----------------------------------------
                                  Name:
                                  Title:


                              CASTLERIGG MASTER INVESTEMENTS LTD.




                              By:
                                  -----------------------------------------
                                  Name:
                                  Title:

                                                                   EXHIBIT A

                NOTICE AND ACKNOWLEDGEMENT AND JOINDER AGREEMENT

          This Notice and Acknowledgement and Joinder Agreement (the "NOTICE AND ACKNOWLEDGEMENT") dated as of November __, 2007 between Earth Biofuels, Inc., a Delaware corporation, with its corporate headquarters located at 3001 Knox Street, Suite 403, Dallas, Texas 75205 (the "BORROWER") and Castlerigg Master Investments Ltd. (the "ASSIGNEE").

          Reference is made to (a) the Securities Purchase Agreement (the "SECURITIES PURCHASE AGREEMENT"), dated as of July 24, 2006, by and among the Borrower and the investors listed on the Schedule of Buyers attached thereto (individually, a "BUYER" and collectively, the "BUYERS"), whereby the Assignor (as a Buyer) purchased, and the Borrower sold, upon the terms and conditions stated in the Securities Purchase Agreement, (i) a senior convertible note in aggregate principal amount of Ten Million Dollars ($10,000,000) (the "NOTE"),
(ii) a warrant, in substantially the form attached to the Securities Purchase Agreement as EXHIBIT B-1 (the "SERIES A WARRANT"), to acquire up to 1,724,138 shares of Common Stock (the "SERIES A WARRANT SHARES") and (iii) a warrant, in substantially the form attached to the Securities Purchase Agreement as EXHIBIT B-2 (the "SERIES B WARRANT," and together with the Series A Warrant, the "WARRANTS") to acquire up to 1,724,138 shares of Common Stock (the "SERIES B WARRANT SHARES," and together with the Series A Warrant Shares, the "WARRANT SHARES"), (b) the Registration Rights Agreement, dated as of July 24, 2006, by and among the Borrower and Buyers (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Borrower has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement), under the Securities Act of 1933, as amended (the "1933 ACT") and the rules and regulations promulgated thereunder, and applicable state securities laws, and (c) the Securities Purchase Agreement (the "ASSIGNMENT AGREEMENT"), dated as of November __, 2007 by and between the Assignor and the Assignee, whereby the Assignor (i) sold to the Assignee the Note and the Warrants, and (ii) assigned to Assignee its rights as a holder of the Note and the Warrants pursuant to (x) the Securities Purchase Agreement and (y) the Registration Rights Agreement (collectively, the "SALE AND ASSIGNMENT").

          The Borrower and the Assignee hereby agree as follows:

1. The Borrower hereby acknowledges that it has received notice of the Sale and Assignment in accordance with the Assignment Agreement as of the date first above written.

2. The Assignee (i) agrees that it will perform in accordance with their terms all of the agreements and obligations which by the terms of the Securities Purchase Agreement and the Registration Rights Agreement are required to be performed by it as a "Buyer" and, as of the Effective Date, the terms of the Securities Purchase Agreement and the Registration Rights Agreement shall be the binding obligations of the Assignee; (ii) represents and warrants that the representations and warranties of the "Buyer" contained in the Securities Purchase Agreement are true and correct as if made by the Assignee on the date hereof; and (iii) agrees that it shall execute and deliver such additional documents assuming the obligations of the Assignor and perform all tasks reasonably requested by the Borrower to effect the assignment contemplated hereby.

3. This agreement shall become effective on such date (the "EFFECTIVE DATE") as the Borrower, the Assignee and the Assignor have executed and delivered this Notice and Acknowledgement.

4. The Borrower and the Assignee agree that as of the Effective Date the Assignee shall be a party to the Securities Purchase Agreement and the Registration Rights Agreement and, to the extent provided in this Notice and Acknowledgement, have the rights and obligations under the Securities Purchase Agreement and the Registration Rights Agreement of the Assignor with respect to the Note and the Warrants.

5. Each of the parties represents and warrants that it is duly authorized to enter into this Notice and Acknowledgement. This Notice and Acknowledgement shall be binding on each party's successors and permitted assigns. This
     Notice and Acknowledgement is personal to the parties and may not be assigned or transferred by any party without the prior written consent of the other parties.

6. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. EACH PARTY AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT SHALL BE BROUGHT IN A U.S. FEDERAL OR STATE COURT OF COMPETENT JURISDICTION SITTING IN THE COUNTY, CITY, AND STATE OF NEW YORK. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO THE JURISDICTION OF SUCH COURT AND HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY DEFENSE OF AN INCONVENIENT FORUM OR A LACK OF PERSONAL JURISDICTION TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING AND ANY RIGHT OF JURISDICTION OR VENUE ON ACCOUNT OF THE PLACE OF RESIDENCE OR DOMICILE OF ANY PARTY HERETO. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

             [The remainder of the page is intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Notice and Acknowledgement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                  EARTH BIOFUELS, INC.




                                  By:
                                      -----------------------------------------
                                      Name:
                                      Title:


                                  CASTLERIGG MASTER INVESTMENTS LTD.




                                  By:
                                      -----------------------------------------
                                      Name:
                                      Title:


Agreed and accepted,
this ___ day of November, 2007

KINGS ROAD INVESTMENTS LTD.




By:
    -----------------------------------------
    Name:
    Title: